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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

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                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported):          March 2, 2005
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                              GLOBAL MATRECHS, INC.
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             (Exact Name of Registrant as Specified in its Charter)



         Delaware                    0-29204                     58-2153309
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(State or Other Jurisdiction      (Commission                  (IRS Employer
     of Incorporation)            File Number)               Identification No.)



90 Grove Street, Suite 201 Ridgefield, Connecticut                  06877
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(Address of Principal Executive Offices)                          (Zip Code)



Registrant's telephone number, including area code:        (203) 431-6665
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

           On March 2, 2005, Southridge Partners LP exercised its option to purchase an additional note and warrant under its Second Securities Purchase Agreement. In connection with such exercise, we issued to Southridge a convertible promissory note in the principal amount of $175,000 and a warrant to purchase up to 7,000,000 shares of our common stock in exchange for its $175,000 investment.

           The note is convertible, at the option of the holder, into shares of our common stock at a conversion price of $0.02 per share. Southridge may require us to repurchase some or all of its note if the market price of our common stock falls below $0.03 per share for ten (10) consecutive trading days, at a repurchase price equal to 140% of the principal amount of the note. In the event we default under the terms of the note, the entire outstanding principal (and any outstanding interest accrued thereon) shall become immediately due and payable, and the interest rate will rise to 18% per annum. The note matures on March 2, 2007.

           We have secured the payment of the note with a subordinated security interest in our accounts, general intangibles, inventories, and other collateral. In addition, in the event we propose to register securities under the Securities Act of 1933, as amended, we are required to notify Southridge in advance of such registration and, at its request (subject to limited exceptions), include the shares of our common stock underlying the note and warrant on the registration statement filed in connection with such registration (and assume any expenses associated therewith).

           The warrant has an expiration date of March 2, 2010. It contains a cashless exercise provision whereby the holder may pay the exercise price associated with any exercise by having us withhold a number of shares otherwise issuable upon such exercise having a fair market value equal to the applicable aggregate exercise price. In the event such provision is used with respect to an exercise, we would receive no proceeds upon such exercise.

           The discussion in this current report is only a summary and is qualified in its entirety by reference to the warrant and the note, which are included as Exhibits 4.1, and 4.2, respectively, to this current report on Form 8-K, and the Second Securities Purchase Agreement, which was included as Exhibit
10.1 to our current report on Form 8-K dated January 31, 2005 and filed with the Securities and Exchange Commission on February 4, 2005. The note, warrant and the Second Securities Purchase Agreement are incorporated by reference herein.


ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF THE REGISTRANT

           As described in Item 1.01 of this current report, on March 2, 2005 we issued a secured note to Southridge Partners LP in the amount of $175,000. The description of the note and the purchase agreement contained in Item 1.01 of this current report is incorporated by reference herein.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

           Pursuant to our Second Securities Purchase Agreement with Southridge, we issued and sold a 2% secured convertible promissory note in the principal amount of $175,000. The note is convertible, at the option of the holder, into shares of common stock of the Company at a conversion price of $0.02 per share.

           We also issued to Southridge a warrant to purchase up to 7,000,000 shares of its common stock at an exercise price of $0.025 per share with an expiration date of March 2, 2010. The warrant contains a cashless exercise provision whereby the holder may pay the exercise price associated with any exercise by having us withhold a number of shares otherwise issuable upon such exercise having a fair market value equal to the applicable aggregate exercise price.

           We are obligated to pay a commission in connection with this private placement consisting of cash and non-cash considerations in the aggregate amount of $17,500. The private placement was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

           (c)  Exhibits

                Number          Title
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                 4.1 Common Stock Purchase Warrant issued to Southridge Partners LP

                 4.2 Nonnegotiable 2% Secured Convertible Promissory Note issued to Southridge Partners LP

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                           GLOBAL MATRECHS, INC.


Date:  March 7, 2005

                                           By:  /s/ Michael Sheppard
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                                           Michael Sheppard
                                           President, Chief Executive Officer,
                                           Chief Operating Officer and Acting
                                           Chief Financial Officer

                                  EXHIBIT INDEX




     Number       Title
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      4.1         Common Stock Purchase Warrant issued to Southridge Partners LP

      4.2 Nonnegotiable 2% Secured Convertible Promissory Note issued to Southridge Partners LP